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                                                                    Exhibit 16.1
  [PwC Letterhead]

  20 April 2000

  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Commissioners:

  We have read the statements made by Terra Nova (Bermuda) Holdings Ltd. (copy attached), which we understand will be filed with the Commission, pursuant to
  Item 4 of Form 8-K, as part of the Company's Form 8-K report dated 21 April 2000. We agree with the statements concerning our Firm in such Form 8-K.

  Very truly yours,



  PricewaterhouseCoopers